                                                                  EXHIBIT 10(yy)


No. W-4                                                           40,000 SHARES


                              WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

                                       OF

                                STOKELY USA, INC.

                          Void after December 15, 2001

                               TABLE OF CONTENTS

SECTION                                                   HEADING                                         PAGE
SECTION 1.            EXERCISE OF WARRANT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2

SECTION 2.            RESERVATION OF COMMON STOCK   . . . . . . . . . . . . . . . . . . . . . . . . .       2

SECTION 3.            PROTECTION AGAINST DILUTION   . . . . . . . . . . . . . . . . . . . . . . . . .       2

   Section 3.1.            Share Dividends, Subdivisions and Combinations   . . . . . . . . . . . . .       2
   Section 3.2.            Issuance of Additional Shares of Common Stock  . . . . . . . . . . . . . .       3
   Section 3.3.            Issuance of Warrants or Other Rights,
                           Convertible Securities   . . . . . . . . . . . . . . . . . . . . . . . . .       4
   Section 3.4.            Other Provisions Applicable to Adjustments
                           Under this Section   . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
   Section 3.5.            Extraordinary Dividends  . . . . . . . . . . . . . . . . . . . . . . . . .       6
   Section 3.6.            Adjustment of Number of Shares Purchasable   . . . . . . . . . . . . . . .       6
   Section 3.7.            Minimum Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
   Section 3.8.            Notice of Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . .       7
   Section 3.9.            Date of Determination of Current Market
                           Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7

SECTION 4.            MERGERS, CONSOLIDATIONS, SALES  . . . . . . . . . . . . . . . . . . . . . . . .       7

SECTION 5.            DISSOLUTION OR LIQUIDATION  . . . . . . . . . . . . . . . . . . . . . . . . . .       8

SECTION 6.            NOTICE OF EXTRAORDINARY DIVIDENDS   . . . . . . . . . . . . . . . . . . . . . .       8

SECTION 7.            FRACTIONAL SHARES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

SECTION 8.            FULLY PAID STOCK; TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . . .       9

SECTION 9.            CLOSING OF TRANSFER BOOKS   . . . . . . . . . . . . . . . . . . . . . . . . . .       9

SECTION 10.           RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND
                      SHARES; COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . . . . . . . . . . .       9

   Section 10.1.           In General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
   Section 10.2.           Restrictive Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
   Section 10.3.           Notice of Proposed Transfer; Registration Not Required . . . . . . . . . .      10
   Section 10.4.           Incidental Registration  . . . . . . . . . . . . . . . . . . . . . . . . .      11
   Section 10.5.           Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

   Section 10.6. Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

SECTION 11.           PARTIAL EXERCISE AND PARTIAL ASSIGNMENT   . . . . . . . . . . . . . . . . . . .      13

SECTION 12.           WARRANT DENOMINATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

SECTION 13.           DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14

SECTION 14.           LOST, STOLEN WARRANTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . .      16

SECTION 15.           WARRANT HOLDER NOT SHAREHOLDER  . . . . . . . . . . . . . . . . . . . . . . . .      16

SECTION 16.           SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

SECTION 17.           INDEX AND CAPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

SECTION 18.           APPLICABLE LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

Signature   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR ANY SUCH STATE LAWS WHICH MAY BE APPLICABLE.

NO. W-4                                                           40,000 SHARES


                              WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                               STOKELY USA, INC.

                          Void after December 15, 2001


         THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,

                      STATE OF WISCONSIN INVESTMENT BOARD

                                  or assigns,


is entitled to purchase from Stokely USA, Inc., a Wisconsin corporation (the "Company"), at any time up to and including 5:00 P.M. E.S.T. on December 15, 2001 (the "Expiration Date"), 40,000 shares of Common Stock of the Company of the par value of $.05 per share, subject to the provisions and adjustments and on the terms and conditions hereinafter set forth, at the price per share equal to $7.88.

         The aggregate price of the Common Stock which may be purchased upon the exercise of this Warrant shall be equal to the initial price per share multiplied by the number of shares initially purchasable hereunder. The aggregate price is not subject to adjustment and is herein sometimes referred to as the "aggregate Warrant Price." The price per share is, however, subject to adjustment as provided in Section 3 (such price, or such price as last adjusted, as the case may be, being herein referred to as the "per share
Warrant Price"). The said number of shares purchasable hereunder is likewise subject to adjustment as hereinafter provided.

         The terms which are capitalized herein shall have the meanings specified in Section 13 unless the context shall otherwise require.

SECTION 1.    EXERCISE OF WARRANT.

         Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole at any time or in part from time to time prior to the Expiration Date (the "Exercise Date") by the holder hereof, by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Oconomowoc, Wisconsin, and upon payment to the Company of the aggregate Warrant Price (or the proportionate part thereof if exercised in part) for the shares so purchased. Payment for the shares purchased by the holder pursuant to this Section 1 shall be made at the holder's option either (i) in funds current in Oconomowoc, Wisconsin or (ii) by surrender for cancellation of any of the Notes held by such holder, at par, for the shares to be purchased. If this Warrant is exercised in respect of less than all of the shares of said Common Stock at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised and setting forth the per share Warrant Price applicable to such shares; provided, however, that this Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

         If the principal of any Note is tendered in payment of the purchase price and the unpaid principal amount thereof exceeds the purchase price, the Company will (without charge to the holder) promptly issue and deliver to the holder a new Note, in exchange for the Note so tendered, in a principal amount equal to such excess and issued in the name of the holder or its designated nominee or assignee and dated as provided in the Note Agreement.

SECTION 2. RESERVATION OF COMMON STOCK.

         The Company covenants and agrees that at all times prior to the Expiration Date it will have authorized, and in reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 3. PROTECTION AGAINST DILUTION.

         The per share Warrant Price and the number of shares deliverable hereunder shall be adjusted as hereinafter set forth:

         Section 3.1. Share Dividends, Subdivisions and Combinations. In case after the date hereof the Company shall:

                 (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

                 (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                 (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the per share Warrant Price shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event.

         Section 3.2. Issuance of Additional Shares of Common Stock. In case after the date hereof the Company shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration (i) less than the then effective per share Warrant Price or (ii) less than the Current Market Price per share, then the per share Warrant Price upon each such issuance shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction:

                 (a) if issued for a consideration per share less than the then effective per share Warrant Price:

                          (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the then effective per share Warrant Price, and

                          (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

                 (b) if issued for a consideration per share less than the Current Market Price per share of Common Stock:

                          (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of

         Common Stock so issued would purchase at the Current Market Price per share, and

                 (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

                If such Additional Shares of Common Stock shall be issued at a price per share less than both the then effective per share Warrant Price and the then Current Market Price per share of Common Stock, the per share Warrant Price shall be adjusted in the manner which will result in the greatest reduction of the per share Warrant Price. The provisions of this Section 3.2 shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend, distribution or subdivision, for which an adjustment is provided for under Section 3.1. No adjustment of the per share Warrant Price shall be made under this Section 3.2 prior to or upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 3.3.

         Section 3.3. Issuance of Warrants or Other Rights, Convertible Securities. In case the Company shall issue any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or issue Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be (i) less than the then effective per share Warrant Price or
(ii) less than the Current Market Price, then the per share Warrant Price shall be adjusted as provided in Section 3.2 above on the basis that:

                 (a) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the earlier of
         (i) the date on which the Company shall enter into a firm contract or commitment for the issuance of such warrants, other rights or Convertible Securities or (ii) the date of actual issuance of such warrants, other rights or Convertible Securities, and

                 (b) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities.

         No adjustment of the per share Warrant Price shall be made under this section 3.3 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to this Section 3.3.

         Section 3.4. Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments in the per share Warrant Price hereinbefore provided in this
Section 3:

                 (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting thereof, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                 (b) Readjustment of per share Warrant Price. Upon expiration of the right of conversion or exchange of any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon any increase in the minimum consideration receivable by the Company for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the per share Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the per share Warrant Price made pursuant to the provisions of this Section 3 after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the per share Warrant Price made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued or the number thereof issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received or such increased minimum consideration receivable by the Company (computed in accordance with 3.4(a)) shall be deemed to have been received by the Company.

         Section 3.5. Extraordinary Dividends. In case the Company shall declare a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 3.1(a) or a dividend payable in warrants, rights or Convertible Securities referred to in Section 3.3) payable otherwise than out of retained earnings or surplus (other than revaluation surplus or paid-in surplus), the per share Warrant Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Company. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of retained earnings or surplus (other than revaluation surplus or paid-in surplus) only to the extent that such retained earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend or, if a record is not taken, the date as of which the holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the per share Warrant Price shall be made in the event that any dividend referred to in this Section 3.5 shall be lawfully abandoned.

         Section 3.6. Adjustment of Number of Shares Purchasable. Upon each adjustment of the per share Warrant Price, the number of shares of Common Stock purchasable hereunder shall be equal to the amount determined by dividing the aggregate Warrant Price then in effect by the per share Warrant Price in effect immediately following such adjustment.

         Section 3.7. Minimum Adjustment. Except as hereinafter provided, no adjustment of the per share Warrant Price hereunder shall be made if such adjustment results in a change of the per share Warrant Price then in effect of less than $.05. Any adjustment of less than $.05 shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with the adjustment or adjustments so carried forward, amounts to $.05 or more of the per share Warrant Price then in effect. However, upon the exercise of this Warrant, the Company shall make all necessary adjustments not theretofore made to the per share Warrant Price up to and including the date upon which this Warrant is exercised.

         Section 3.8. Notice of Adjustments. Whenever the per share Warrant Price or number of shares deliverable upon exercise of this Warrant shall be adjusted pursuant to this Section 3, the Company shall promptly prepare a certificate signed by the President or a Vice President and by the principal financial officer or principal accounting officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and shall promptly cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

         Section 3.9. Date of Determination of Current Market Price. For all purposes of this Warrant, the date of determination of the Current Market Price of any Additional Shares of Common Stock shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Common Stock or (ii) the date of actual issuance of such Additional Shares of Common Stock.

SECTION 4. MERGERS, CONSOLIDATIONS, SALES.

         In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company (except a split-up or combination provision for which is made in Section 3.1), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the per share Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

SECTION 5. DISSOLUTION OR LIQUIDATION.

         In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing
Section 4 shall be applicable, the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

SECTION 6. NOTICE OF EXTRAORDINARY DIVIDENDS.

         If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of retained earnings or surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to the holder of this Warrant not less than 30 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof (except adjustments in the per share Warrant Price as provided in Section 3.5) unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 4.

SECTION 7. FRACTIONAL SHARES .

         Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the holder hereof would, except for the provisions of this paragraph, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay to the holders of this Warrant a sum in cash equal to the proportional part of the per share Warrant Price represented by such fractional share.

SECTION 8. FULLY PAID STOCK; TAXES.

         The Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal, State and local taxes which may be payable in respect of the delivery of this Warrant or any Common Stock or certificates therefor upon the exercise of the purchase rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder exercising this Warrant, and any such tax shall be paid by such holder at the time of presentation.

SECTION 9. CLOSING OF TRANSFER BOOKS.

         The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

SECTION 10. RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES;
            COMPLIANCE WITH LAWS.

         Section 10.1. In General. This Warrant and the Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act (or any similar Federal statute at the time in effect) and any applicable State securities laws in respect of the transfer of this Warrant or any such Common Stock.

         Section 10.2. Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

         Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 10.2, bear on the face thereof a legend reading substantially as follows:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any State securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act and any such State laws which may be applicable and are transferable only upon the conditions specified in the Warrant pursuant to which such shares were issued."

        In the event that a registration statement covering the Underlying Shares or the Restricted Stock shall become effective under the Securities Act and under any applicable State securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof. Upon the written request of the holder or holders of any Warrant or of any Restricted Stock, the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this section 10.2 and to bear all expenses in connection with the same.

        Section 10.3. Notice of Proposed Transfer; Registration Not Required. The holder of each Warrant or any Restricted Stock, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or the Underlying Shares relating thereto or such Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification under any Federal or State law of such Warrant or the Underlying Shares or such Restricted Stock, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Underlying Shares or such Restricted Stock, all in accordance with the terms of the notice delivered to such holder by the Company; provided that in the event such counsel is unable to render such a favorable opinion permitting such transfer, the holder of this Warrant shall be entitled to consult with its counsel regarding the basis for such inability to render any proposed legal opinion. If counsel for the Company is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for its legal conclusions in this regard), the proposed transfer described in the written notice given pursuant to the first sentence of this
Section 10.3 may not be effected except upon registration or qualification or compliance with the conditions of an exemptive regulation of the Commission or any applicable State securities regulatory authority. The Company shall promptly notify such holder that registration, qualification, filing or compliance is required prior to transfer by such holder and thereafter such holder shall not be entitled to effect such transfer until receipt of a subsequent notice from the Company pursuant to the immediately preceding sentence or until such registration or qualification, filing or compliance has become effective. All fees and expenses of counsel for the Company furnishing the opinion provided for in this section 10.3 and the reasonable fees and expenses of counsel designated by any holder of Warrants or Restricted Stock for consultation in accordance with this section 10.3 shall be paid by the Company.

         Section 10.4. Incidental Registration. (a) The Company agrees that at any time it proposes to register any of its Common Stock under the Securities Act on Form S-1 or any other form of registration statement then available for the registration under the Securities Act of securities of the Company and which is appropriate for the inclusion therein of the Underlying Shares and/or the Restricted Stock as herein contemplated (excluding any registration (i) on Form S-8 relating to employee benefit plans or (ii) for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity), it will give written notice to all holders of outstanding Warrants and Restricted Stock of its intention so to do and upon the written request of the holder of any such Warrants or Restricted Stock who intends to transfer such Warrants or Restricted Stock promptly upon the effectiveness of such registration given within 20 days after receipt of any such notice from the Company, the Company will in each instance use its best efforts to cause all Underlying Shares relating to the Warrants and all such Restricted Stock held by any requesting holder to be registered under said Securities Act and registered or qualified in those jurisdictions in which the Company intends to qualify the Common Stock under applicable Blue Sky or other state securities laws and up to five additional jurisdictions requested by any requesting holder, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the prospective seller of the securities so registered. Any holder of such Warrants or Restricted Stock requesting registration of the Underlying Shares relating to such Warrants or such Restricted Stock shall in its request describe briefly the manner of any proposed transfer of such Underlying Shares or Restricted Stock. Nothing in this Section 10.4 shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

                 (b) The Company shall furnish to the holders of the Underlying Shares or Restricted Stock requesting registration pursuant to section 10.4, on the date that the registration statement with respect to such Underlying Shares or Restricted Stock becomes effective, and redeliver in connection with the filing of each post-effective amendment, (i) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to such holders, stating that such registration statement has become effective under the Securities Act and addressing such other customary legal matters as reasonably requested by such holders; and (ii) to the extent practicable a letter dated such date, from the independent certified public accountants of the Company, addressed to such holders, stating that they are independent certified public accountants within the meaning of the Securities Act, and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holders of the Requisite Percentage of the Warrants and Restricted Stock may reasonably request.

                 (c) The Company's obligation to register Underlying Shares and Restricted Stock under this section 10.4 shall be subject to the condition that each holder of Underlying Shares and Restricted Stock participating in any registered offering shall have provided such information and executed such documents (including an underwriting agreement) not inconsistent with the terms of this Warrant and the Related Warrants, as may be requested by the Company and/or any underwriter in connection with such registration.

         Section 10.5. Expenses. The Company agrees to pay all expenses (including without limitation registration fees, qualification fees, legal expenses, including the reasonable fees and expenses of counsel to the holders of Warrants or Restricted Stock whose Underlying Shares relating to such Warrants or whose Restricted Stock are being registered, printing expenses, the costs of special audits or "cold comfort" letters and expenses of underwriters, excluding discounts and commissions but including the reasonable fees and expenses of any necessary special experts) in connection with all registrations, qualifications, notifications or exemptions pursuant to section
10.4 and all offerings and sales by each such holder of the Restricted Stock which is being registered in such registration pursuant to section 10.4.

         Section 10.6. Indemnification. In connection with any registration, qualification, notification, or exemption of securities under section 10.4, the Company hereby agrees to indemnify the holder of the Warrants and/or Restricted Stock, and each underwriter thereof including each person, if any, who controls such Warrant holder or stockholder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company or any such underwriter by or on behalf of such holder expressly for use therein, and the Company and each officer, director and controlling person of the Company shall be indemnified by each holder of Warrants and/or Restricted Stock for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue statement or omission, or alleged omission, based upon information furnished in writing to the Company by such holder for any such use.

         Promptly upon receipt by a party indemnified under this section 10.6 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this section 10.6. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such expressly for use therein, and the Company and each officer, director and controlling person of the Company shall be indemnified by each holder of Warrants and/or Restricted Stock for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished in writing to the Company by such holder for any such use.

         Promptly upon receipt by a party indemnified under this Section 10.6 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this
Section 10.6. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent.


SECTION 11. PARTIAL EXERCISE AND PARTIAL ASSIGNMENT.

         If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised as provided in Section 1. If this Warrant is partially assigned, this Warrant shall be surrendered at the principal office of the Company (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the holder hereof covering the number of shares not assigned and setting forth the proportionate aggregate Warrant Price applicable to such shares not assigned. The assignee of such partial assignment of this Warrant shall also be entitled to receive a new Warrant covering the number of shares so assigned and setting forth the proportionate aggregate Warrant Price applicable to such assigned shares.

SECTION 12. WARRANT DENOMINATIONS.

         Warrants are issuable or transferable in the minimum denomination of 1,000 shares and any amount of shares in excess thereof (as nearly as may be practicable and subject to required adjustments hereunder), and the Warrants of each denomination are interchangeable upon surrender thereof at the principal office of the Company for Warrants of other denominations, but aggregating the same number of shares as the Warrants so surrendered. All Warrants will be dated the same date as this Warrant.

SECTION 13.   DEFINITIONS.

         In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

         The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the date of this Warrant, except

                 (a)      Common Stock issued upon exercise of the Warrants;

                 (b) Common Stock issued upon exercise of the Nationwide Warrants; and

                 (c) Up to 320,000 shares of Common Stock issued to officers of the Company under the Company's stock option, stock purchase or other benefit plans.

         The term "Business Day" shall mean any date except a Saturday, Sunday or other day on which commercial banks are generally not open for business in Milwaukee, Wisconsin or Columbus, Ohio.

         The term "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act, as the case may be.

         The term "Common Stock" as used herein shall include any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon the exercise of the rights granted under this Warrant shall include only Common Stock of the Company having a par value of $.05 per share authorized at the date hereof and any class of Common Stock issued in substitution therefor.

         The term "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         The term "Current Market Price" per share of Common Stock for the purposes of any provision of this Warrant shall be, as of the date of any determination thereof, deemed to be the average of the daily market prices per share for the five consecutive Business Days immediately preceding the date of determination. The market price for each such Business Day shall be (i) if the Common Stock shall at the time be listed or admitted to unlisted trading privileges on the New York Stock Exchange, on the basis of the last reported sale price regular way of the Common Stock on the Composite Tape (or if the Common Stock at the time be not so listed or admitted to unlisted trading privileges on the New York Stock Exchange but be listed or admitted to unlisted trading privileges on another national securities exchange, on the basis of the last reported sale price regular way on a national securities exchange on which the Common Stock is at the time listed or admitted to unlisted trading privileges) on each such Business Day upon which such a sale shall have been effected (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (ii) if the Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the average of the highest reported bid and lowest reported asked prices of the Common Stock in the over-the-counter market on each such Business Day, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information or, if not so available, the fair market price as determined in good faith by the Board of Directors of the Company.

         The term "Nationwide Warrants" shall mean the warrants initially issued by the Company on the date hereof to Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau and West Coast Life Insurance Company and all warrants hereafter issued in exchange for the Nationwide Warrants.

         The term "Note Agreement" shall mean the Note Agreement dated as of December 1, 1991, as amended, between the Company and the institutional investor named therein.

         The term "Notes" shall mean the 9.74% Promissory Note due December 15, 2001, of the Company issued pursuant to the Note Agreement.

         The term "Requisite Percentage" shall mean the holders of Warrants and Restricted Stock which constitute 50% or more of the sum of (i) the Underlying Shares which are issuable upon the exercise of all Warrants then outstanding plus (ii) the aggregate number of shares of Restricted Stock at the time outstanding.

         The term "Restricted Stock" shall mean the shares of Common Stock of the Company issued upon the exercise of any of the Warrants and evidenced by a certificate required to bear the legend specified in Section 10.2.

         The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         The term "Underlying Shares" shall mean the shares of Common Stock of the Company issuable upon exercise of any of the Warrants.

         The term "Warrants" as used herein shall mean this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant.

SECTION 14. LOST, STOLEN WARRANTS, ETC.

         In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. If an institutional holder is the owner of any such lost, stolen or destroyed Warrant, then the affidavit of an authorized officer of such owner, setting forth the facts of loss, theft or destruction and of its ownership of the Warrant at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant other than the written agreement of such owner to indemnify the Company.


SECTION 15. WARRANT HOLDER NOT SHAREHOLDER.

         This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.


SECTION 16. SEVERABILITY.

         Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.


SECTION 17. INDEX AND CAPTIONS.

         The index and the descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof.

SECTION 18. APPLICABLE LAW.

         This Warrant will be construed in accordance with and governed by the laws of the State of Wisconsin.

         IN WITNESS WHEREOF, Stokely USA, Inc. has caused this Warrant to be signed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and this Warrant to be dated June ___, 1993.


                                                   STOKELY USA, INC.



                                                   By________________________
ATTEST:                                            ________________President





_______________________________________
            __________________Secretary

                                  SUBSCRIPTION




STOKELY USA, INC.




       The undersigned, ____________________________________, pursuant to the provisions of the within Warrant, hereby elects to purchase__________________ shares of Common Stock of Stokely USA, Inc. covered by the within Warrant.


                                        Signature_________________________


                                        Address____________________________

Dated___________________________________

                                   ASSIGNMENT


         FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto ___________________________________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _______________________________________, attorney, to transfer the said Warrant on the books of the within-named Company.


                                             _______________________________

Dated:___________________________





                               PARTIAL ASSIGNMENT


         FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto ______________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase _______________________________ shares of Common Stock of Stokely USA, Inc., and does hereby irrevocably constitute and appoint _____________________, attorney, to transfer that part of the said Warrant on the books of the within-named Company.


                                             _________________________________

Dated:________________________________